SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14 INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by party other than the registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          LIFESTREAM TECHNOLOGIES, INC.
                 (Name of Registrant as Specified in Its Charter
                      and of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11
         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transactions applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement no.:
         (3) Filing Party:
         (4) Date Filed:

                          LIFESTREAM TECHNOLOGIES, INC.
             510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 1, 2003

To our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders (hereinafter, "the Special Meeting") of Lifestream Technologies, Inc. (hereinafter, "the Company"), a Nevada corporation, which will be held at Red Lion Templin's Resort located at 414 East First Avenue, Post Falls, Idaho, on December 1, 2003, at 8:30 a.m., Pacific Time, or at any and all adjournments thereof. The sole purpose of the Special Meeting is to approve an amendment (the "Amendment") to the Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 250,000,000 shares.

This matter is more fully discussed in the Proxy Statement accompanying this Notice. We believe the approval of this Amendment is imperative in view of the Company's financial situation and operational needs and its consequent need for additional authorized shares for the purpose of obtaining additional financing.

The Board of Directors of the Company has unanimously determined that the proposed Amendment is advisable and in the best interests of the Company and recommends that you vote FOR the Amendment.

The Board has fixed the close of business on October 15, 2003, as the record date for determining those stockholders who will be entitled to notice of, and to vote at, the Special Meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

Approval of the proposed Amendment requires the affirmative vote of at least a majority of the outstanding shares of the Company's Common Stock entitled to vote, whether present in person or represented by proxy. Accordingly, it is important that your shares be represented at the meeting. THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS IN ORDER TO OBTAIN THE NECESSARY APPROVAL. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked, in writing, at any time prior to the time it is voted. You may also revoke your proxy by attending the meeting and voting in person.

Please read the proxy materials carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                            Very truly yours,


                            /s/ Christopher Maus
                            ------------------------------------------------
                            Christopher Maus, Chairman of the Board of
                            Directors, President and Chief Executive Officer
Post Falls, Idaho
November 7, 2003

               STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES

            PROXY STATEMENT FOR A SPECIAL MEETING OF STOCKHOLDERS OF
                          LIFESTREAM TECHNOLOGIES, INC.
                           TO BE HELD DECEMBER 1, 2003

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (hereinafter, the "Board") of Lifestream Technologies, Inc. (hereinafter, the "Company"), a Nevada corporation, of proxies to be voted at a Special Meeting of Stockholders (hereinafter, "the Special Meeting") to be held at Red Lion Templin's Resort located at 414 East First Avenue, Post Falls, Idaho on December 1, 2003, at 8:30 a.m. Pacific Time or at any and all adjournments or postponements thereof, for the purpose set forth in the accompanying Notice of Special Meeting of Stockholders (hereinafter, "the Notice"). This Proxy Statement and the proxy card were first mailed to Stockholders on or about November 14, 2003.

                         VOTING RIGHTS AND SOLICITATION

The close of business on October 15, 2003, was the record date for stockholders entitled to notice of, and to vote at, the Special Meeting. As of that date, 99,741,024 shares of the Company's common stock, $0.001 par value per share (hereinafter "the Common Stock"), were issued and outstanding. The Company did not have any other class of equity securities outstanding as of the record date. All shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Special Meeting, and stockholders of record entitled to vote at the Special Meeting will have one vote for each share so held on the matter to be voted upon.

There will not be any matters presented at the Special Meeting other than the proposal set forth in this Proxy Statement and accompanying Notice. Any stockholder has the right to revoke his or her proxy at any time before it is voted by either delivering to the Company at its principal executive offices at 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854, Attn: Chief Financial Officer, a written notice of revocation or duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

Approval of the proposed Amendment will require the affirmative vote of a majority of the outstanding shares of Common Stock, cast by the Stockholders entitled to vote at the election present in person or represented by proxy.

The cost of this solicitation will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, electronic mail, telegraph, or personal interview by directors, officers and employees of the Company for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

     QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

WHY ARE WE CALLING THIS SPECIAL MEETING?
         To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000. The increase in authorized shares is necessary for the Company to comply with the terms of a recent private placement of $3,350,000 of convertible debentures and warrants, the principal of which would be convertible into Common Stock at $0.13 per share, and is needed so that we may seek and obtain additional financing, in the discretion of the Board of Directors, to fund our continuing operations. Although we believe that the market response to our second generation product has been favorable and our financial situation is improving, the additional authorized Common Stock is necessary and appropriate to provide financing required to finance our continuing operating losses and because of our need for capital to fund additional marketing efforts and the purchase of inventory.

WHO IS ENTITLED TO VOTE AT THE MEETING?
         Stockholders of record of Common Stock at the close of business on October 15, 2003 may vote at the meeting. On October 15, 2003, 99,741,024 shares of Common Stock were outstanding and eligible to vote.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A "STREET NAME"
HOLDER?
         If your shares are registered directly in your name with Nevada Agency & Trust Company, our transfer agent, you are considered the shareholder of record of those shares.
         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in "street name."

HOW DO I VOTE MY SHARES?
         If you are a shareholder of record, you can give a proxy to be voted at the meeting by mailing the enclosed proxy card.
         If you hold your shares in "street name," you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

CAN I VOTE MY SHARES IN PERSON AT THE MEETING?
         Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting
         However, if you are a "street name" holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.
         Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS?
         The Board of Directors recommends a vote FOR the Amendment increasing the authorized Common Stock.

WHY IS THE COMPANY SEEKING SHAREHOLDER APPROVAL FOR THE AMENDMENT?
         Under Nevada law, we need shareholder approval to amend our Articles of Incorporation to increase the number of authorized shares of common stock. The Board believes the Company needs additional authorized but unissued shares of common stock available to allow for conversion of outstanding convertible notes and debentures, and so that we may make one or more additional private placements of common stock or common stock equivalents at negotiated prices, within the discretion of the Board. The Board has recommended that stockholders increase the authorized shares from 100,000,000, of which 99,741,024 are outstanding, to 250,000,000 authorized. Although we have reduced our expenses and have received a favorable response to our second generation product, we continue to need additional financing to fund the purchase of additional inventory, to pay for marketing efforts and to finance our operations until our operations are profitable. The Board believes that it is imperative that we obtain additional financing and additional authorized stock is necessary in order to obtain such financing.

WILL THE COMPANY BE SUBJECT TO ANY IMMEDIATE ADVERSE EFFECTS IF THE AMENDMENT IS NOT APPROVED?
         During September 2003, we offered and then closed a new private financing by selling $3,350,000 of convertible debentures and warrants. The terms of the sale agreement provide that we will seek shareholder approval for an increase in our authorized shares. The debentures provide that we can pay the quarterly interest on the debentures by issuing shares of our stock, and provide that the debentures may be converted into common stock at a price of $0.13 per share, avoiding the need to repay such debentures, accrued interest and related warrants with cash. We may utilize such provisions only if we have additional authorized shares. Furthermore, the agreement for the sale of the debentures provides that if the shares are not authorized for issue by the stockholders at this meeting, the debentures will be in default and may become due and payable. A failure to obtain shareholder approval of the amendment would result in a default in the terms of the debentures and require us to immediately repay 50% of the amount of cash we received from the sale of the debentures, which amount is being held in escrow. Our failure to obtain approval for the amendment could also result in acceleration of the date for repayment of the debentures, which would result in the imposition of default provisions since we would not otherwise have the funds to repay this other 50% of the amount of the debentures. If we are unable to obtain approval for the increased authorized common stock, we would also be unable to seek other equity financing or even debt financing which also contemplated an equity factor. Our recent financing is an example of the additional financing that we need, but that will require additional authorized common stock for issuance in connection with the financings, whether convertible debt or equity.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?
         If you do not specify on your proxy card how you want to vote your shares, we will vote them FOR the Amendment.

CAN I CHANGE MY VOTE?
         Yes. You can revoke your proxy at any time before it is exercised in any of three ways:
         o By submitting written notice of revocation to our Secretary;
         o By submitting another proxy by mail with a later date and, if by mail, that is properly signed;
           or
         o By voting in person at the meeting.

IS THE APPROVAL BY THE SHAREHOLDERS ALREADY ASSURED?
         Our Board of Directors and officers as a group, which own or control approximately 10.6% of the voting shares, have unanimously approved and recommended the authorization of the additional shares and have agreed to vote for the amendment. There are no other agreements in place that would assure shareholder approval of the amendment.

ARE THERE ANY OTHER MATTERS TO BE ACTED UPON AT THE MEETING?
         Under our bylaws, no other business besides that specified in the Notice may be transacted at this Special Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT (1)

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 15, 2003 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each current director, and (iii) all current directors and executive officers as a group. A person is also deemed to be a beneficial owner of any securities to which the person has the right to acquire beneficial ownership within sixty days. All shares are subject to the named person's sole voting and investment power unless otherwise indicated. Ronald A. Kiima resigned as a director of the Company effective August 29, 2003. Neil Luckianow was appointed by the Board to fill the vacancy in October 2003.

                                                                    SHARES            PERCENT OF SHARES
                                                                 BENEFICIALLY           BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER (2)                             OWNED                OWNED (3)
----------------------------------------                         ------------         -----------------

DIRECTORS AND OFFICERS
----------------------
    Christopher Maus (4)....................................        3,078,200                   3.07%

    Michael Crane (5).......................................        6,093,254                   6.10%

    Robert Boyle (6)........................................          350,700            Less than 1%

    William Gridley (7).....................................          235,000            Less than 1%

    Neil Luckianow..........................................              -O-            Less than 1%

    Edward Siemens (8)......................................          338,385            Less than 1%

    Brett Sweezy (9)........................................          503,786            Less than 1%

    Jackson Connolly (10)...................................          162,428            Less than 1%
                                                                   ----------            ------------

    ALL DIRECTORS AND OFFICERS AS A GROUP (8 PERSONS) (11)..       10,761,753                  10.60%
                                                                   ----------            ------------

                                                              SHARES            PERCENT OF SHARES
                                                           BENEFICIALLY           BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER (2)                       OWNED                OWNED (3)
----------------------------------------                   ------------         -----------------

OTHER BENEFICIAL OWNERS:
------------------------
    RAB Europe Fund Limited (12)...........................  11,070,000                  9.99%
        c/o RAB Capital Limited
        Attn: Phillip Richards, Director
        No. 1 Adam Street
        London W2CN 6LE, United Kingdom

    Mercer Management (13).................................   8,638,098                  8.60%
        c/o Gordon Rock
        5820 East Mercer Way
        Seattle, WA 98040

    Commodity Management and Research, Inc (14)............   6,933,110                  6.93%
        c/o Tim Mathers
        1050 17th Street, Suite 2000
        Denver, CO 80265

    Eagle & Dominion EuroAmerican Growth Fund Ltd..........   6,205,378                  6.22%
        Attn: Duncan Byatt, Director
        9 West 57th Street
        New York, NY 10019

----------
(1) Based upon information furnished to the Company by the beneficial owners or otherwise obtained from the stock transfer books of the Company.
(2) Unless otherwise indicated, the business address for each beneficial owner is c/o Lifestream Technologies, Inc., 510 Clearwater Loop,
       Suite 101, Post Falls, Idaho 83854.
(3) Percentage of ownership includes 99,741,024 actual shares of Common Stock outstanding on October 15, 2003. Shares of Common Stock subject to stock options or warrants that are currently exercisable or will become exercisable after 60 days after October 15, 2003, and shares of Common Stock subject to convertible term notes that are currently convertible or will become convertible within 60 days of October 15, 2003, are deemed outstanding for computing the beneficial ownership percentage of the person or group holding such options, warrants and notes, but are not deemed outstanding for computing the percentage of any other person or group.
(4) Includes 472,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 15, 2003.
(5) Includes 225,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 15, 2003. Excludes 152,000 common shares held by Lochnau, Inc., a privately held investment management corporation for which Mr. Crane serves as Chairman of the Board of Directors, to which Mr. Crane disclaims any beneficial ownership.
(6) Includes 158,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 15, 2003.
(7) Includes 108,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 15, 2003.
(8) Includes 334,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 15, 2003.
(9) Includes 354,147 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 15, 2003.
(10) Includes 139,128 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 15, 2003.
(11) Includes 1,790,775 shares issuable upon exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after October 15, 2003.
(12) RAB Europe Fund Ltd., as of October 15, 2003, owned convertible term notes of ours that can be converted into 50,602,260 shares of our Common Stock. RAB Europe Fund Ltd. does not have the right to convert any debt, to the extent such conversion would cause RAB Europe Fund Ltd., together with its affiliates, to have acquired a number of shares of our Common Stock during the 60-day period ending on the date of conversion which, when added to the number of shares of our Common Stock held at the beginning of such 60-day period, would exceed 9.99% of the number of shares of our Common Stock then outstanding. The number of shares beneficially owned by RAB Europe Fund Ltd., in the table above, reflects this limitation.

(13) Includes 142,500 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after October 15, 2003.
(14) Includes 250,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after October 15, 2003.

                                   PROPOSAL 1

     APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO
                     INCREASE THE AUTHORIZED CAPITALIZATION

Our Board of Directors (the "Board") has unanimously adopted a resolution proposing and recommending stockholder approval of an amendment to the Company's Articles of Incorporation which will increase the Company's authorized number of shares of common stock from 100,000,000 shares, par value $0.001 per share, to 250,000,000 shares, par value $0.001 per share. The increase in the number of authorized common stock would not affect the authorized number of shares of preferred stock, which would remain at 15,000,000 shares, none of which have been issued. As of October 15, 2003, the Company had 99,741,024 shares of Common Stock outstanding.

Our Board believes it is imperative that the Company's authorized number of shares of common stock be increased in order to have these shares of authorized but unissued common stock available for the exercise of our existing options and the conversion of our convertible notes. The Board also believes that the proposed amended capital structure is appropriate to provide for the future financial and other needs of the Company and recommends such amendment to the Shareholders for adoption. If the amendment is adopted, it will become effective upon filing with the secretary of state of the State of Nevada.

BACKGROUND INFORMATION
Although we had approximately 73,000,000 unissued shares available as of December 31, 2002, as discussed in our Annual Report for the fiscal year ended June 30, 2002, and in the Management's Discussion and Analysis sections of our Quarterly Reports filed with the Securities and Exchange Commission (the "SEC") during 2003 (see "Substantial Doubt As To Our Ability to Continue As A Going Concern"), because of our substantial accumulated operating and net losses and our negative operating cash flows incurred by the Company since inception, our ability to continue as a going concern has been dependent on our obtaining additional equity infusions. In anticipation of the Company's need for additional financing, we had requested and the shareholders had authorized the issuance of ten million shares for a private placement, potentially at a price below the market value of the stock, pursuant to a shareholder's vote take at the Company's 2002 annual meeting held on December 20, 2002. We believed at that time that this approval would cover the securities we intended to issue in the financing then contemplated as being necessary to meet the funding needs appropriate to produce and market our consumer monitor and assist us in achieving net profitability and positive operating cash flow. The approval for the issuance had been requested because the Company's common shares are traded on the AMEX, and under the AMEX guidelines, shareholder approval or AMEX waiver is required for the sale, issuance or potential issuance by the Company of common stock or securities, convertible into common stock equal to 20% or more of the presently outstanding stock, if such stock may be issued for a price less than the greater of the book or market value of the stock. Shareholder approval of the transactions was not required under Nevada law or other applicable law or by our Articles of Incorporation or Bylaws. Except as set forth in the AMEX or similar Self Regulatory Organization guidelines, the Board would have the sole discretion to determine the terms and conditions for such financings.

Because our efforts to obtain new financing following the 2002 annual meeting were initially unsuccessful and because the market price of our Common Stock was decreasing as our financial condition continued to decline, we found it necessary to continue to lower the offering price for our stock as we continued to seek financing in the private placement market prior to May 2003. Our March 31, 2003, 10-QSB reported $357.00 in available cash and a working capital deficiency of $4,665,501. On April 18, 2003, our Board discussed the fact that we had only been able to raise $250,000 based on the then authorized offering price of $0.25 a share. An agreement had been reached with an institutional investor to sell shares at $0.10 on April 2, 2003, subject to Board approval. The market price of our shares had closed at $0.13 on that date. As of April 17, 2003, our stock was trading at a price between $0.10 and $0.12 per share. The Board therefore authorized management to continue to seek financing with an offering price of $0.10 a share. The Board also authorized management to seek to convert the Company's convertible debt and accrued interest into common stock at $0.10 a share since the convertible debt was affecting our ability to obtain additional financing. During the period from March through June 2003, with the assistance of HPC Capital, our investment banker, we were able to obtain necessary additional capital from the sale of 33,000,000 shares of common stock at $0.10 a share to six new accredited investors along with eleven existing accredited Shareholders. At the time of the various closings for this financing, the market price of our stock fluctuated between $0.12 on April 24, 2003 and $0.31 on June 5, 2003 and closed at $0.25 on June 24, 2003, the date of the last closing. The Company and our investment bankers negotiated with both existing shareholders and unrelated third parties alike inorder to obtain the best terms we were able to find for the financing, particularly given our on-going financing needs and critical time constraints. We believe the terms of the transactions with our existing accredited investor shareholders were as fair to the Company as we could have obtained solely from unrelated investors.

In addition, our ability to obtain financing, both from new investors and from trade creditors was being adversely affected by our outstanding short term debt, some of which was due during the period from June 1, 2003, to December 21, 2003. The holders of our convertible debt, which was convertible into common stock at a price of $1.00 per share, had all previously indicated they would not be willing to convert their debt at the $1.00 price. $2,061,986 of the debt and accrued interest was due during the period from June 1, 2003, to December 21, 2003, and the Company was not in a position to repay that debt. The remaining $5,970,000 of outstanding convertible debt had anti-dilution protection and would be convertible into equity at the price negotiated for the sale of stock. Following our determination that the private placement of common stock for cash at $0.10 a share apparently would be successfully completed, we offered the convertible debt holders the right to convert their convertible debt to common stock for the same price during an "incentive period". The convertible debt holders unanimously agreed that if we were able to obtain the new financing through the sale of additional common stock, they would agree to convert the convertible debt into common stock at the price established in the offering. In connection with the closing of the sale of common stock to the new investors for $0.10 per share, the convertible debt holders holding the Company's convertible debt also converted $2,500,000 of debt to common stock and agreed to terminate their warrants which had provided them with the right to purchase common stock for $1.00 per share for a term of 2 to 5 years in an amount equal to 50% percent of the amount of the convertible debt they held. Therefore, during May and June 2003, we issued 27,481,137 shares for the conversion of $2,748,114 of debt and accrued interest into Common Stock.

The following table sets forth the holders of the convertible debt and the amount converted during the May to June 2003 period:

-----------------------------------------------------------------------------------------------------------------------
                            ORIGINAL        ORIGINAL                         AMOUNT                          # SHARES
CONVERTIBLE NOTE             ISSUE           NOTE          ACCRUED        ELIGIBLE FOR       AMOUNT       ISSUED IN THE
    HOLDER(1)               DATE(2)         AMOUNT         INTEREST        CONVERSION      CONVERTED       CONVERSION
-----------------------------------------------------------------------------------------------------------------------
RAB Europe(3)               Various        $5,470,000      $723,175         $6,193,175      $511,606        5,116,060
-----------------------------------------------------------------------------------------------------------------------
Commodity Management        12/31/01         $500,000       $46,736           $546,736      $546,736        5,467,360
and Research, Inc.
-----------------------------------------------------------------------------------------------------------------------
Eagle & Dominion            6/29/01          $510,000       $63,338           $573,338      $573,338        5,733,380
EuroAmerican Growth
Fund, Ltd.
-----------------------------------------------------------------------------------------------------------------------
Eagle & Dominion            6/29/01           $90,000       $11,177           $101,177      $101,177        1,011,770
EuroAmerican Growth LP
-----------------------------------------------------------------------------------------------------------------------
Michael Crane                8/1/01          $469,984       $58,622           $528,606      $528,606        5,286,060
-----------------------------------------------------------------------------------------------------------------------
Sandy Riggs                 5/23/01           $25,000        $3,710            $28,710       $28,710          287,100
-----------------------------------------------------------------------------------------------------------------------
Forest Nominees(4)           8/2/01          $482,500       $25,787           $508,287      $457,941        4,579,407
-----------------------------------------------------------------------------------------------------------------------
                                           $7,547,484      $932,545         $8,480,029    $2,748,114       27,481,137
-----------------------------------------------------------------------------------------------------------------------

The Company's sale of 33,000,000 shares Common Stock for cash resulted from the sale of $1,600,000 of stock to six accredited investors introduced to us by HPC Capital in connection with this offering and the sale of $1,700,000 of stock to eleven existing Shareholders who met the private placement criteria. The existing investors who purchased additional stock in this financing owned approximately 32% of the company pre-financing and conversion. Brett Sweezy, CFO of the Company, who had been active in contacting potential investors agreed to acquire $9,750 worth of stock in the financing, and Robert Boyle, a director of the Company, agreed to purchase $5,000 of stock in the financing. Michael Crane, the only director holding convertible debt, agreed to convert all his convertible debt into 5,286,060 shares of Common Stock. Mr. Crane abstained from the Board vote regarding the conversion of the convertible debt into Common Stock.

Although our sale of stock in the May/June 2003 financing may be deemed to be below the market price of our stock at the time of the closings, stockholders should note that private placement investors are generally not willing to pay market value when they purchase substantial amounts of stock which cannot be freely traded until subsequently registered and when there is a volatile stock with a relatively thin trading market. Furthermore, although during the period from April 17, 2003, when our stock closed at $0.12, through June 20, 2003, the market price of our Common Stock was increasing and reached a closing high of $0.31 on June 5, 2003, and closed at $0.25 on June 19, 2003, we were unable, as a practical matter, to increase the price of the stock we were offering pursuant to the existing private placement offering during this time while we were in active negotiations with potential investors. These factors, together with the fact that we needed more financing than we anticipated at the time of the 2002 annual meeting resulted in our having to issue substantially more shares than anticipated at a price below the market value at the time of closing the financing in June 2003.

----------
(1) All of the above convertible notes accrued interest at the prime rate plus 2%.
(2) Notes, except for notes issued to RAB Europe, are due and payable two years from original issue date.
(3) Includes various five-year notes issued to RAB Europe Partners LP and RAB Europe Funds Ltd from June through November 2001, due from June through November 2006.
(4) Principal plus accrued interest totaling $508,287 was originally converted at $1 in February 2002. Conversion factor was adjusted to $0.10 in May 2003.

The AMEX Company Guide provided that prior to entering into transactions involving the sale or issuance of common stock equal to 20% or more of the then outstanding common stock for a price less than the "market value" of the stock, listed companies obtain either advance shareholder approval or an exception to the shareholder vote from the AMEX followed by a notice mailed to stockholders not later than ten days before the shares are issued, advising them of the omission to seek shareholder approval. At the time we were finally able to successfully complete the negotiations for the necessary financing and conversion of short-term debt, it was imperative that we close the transactions immediately in order to continue as a going concern. Although the shareholder approval we had previously obtained only approved a fraction of the number of shares to be issued in the closings, our financial situation at the time required that we close the transactions immediately and we did not have the time to seek shareholder approval for the transactions. Furthermore, although we did issue a press release on June 20, 2003 and filed a Form 8-K with the SEC, publicly disclosing our completion of these transactions, we believed it was in the best interests of the Company to close the financings and utilize the proceeds to pay our debt as soon as negotiations had been completed instead of delaying the closing while we notified our stockholders in advance of a prospective closing. The financing was necessary to our ability to continue operations. Furthermore, our Board believed that approval of the financings was mandated by the fact that, if the financings were not approved by the stockholders, we would have to discontinue operations which would have resulted in a loss of shareholder equity. Our failure to request that the AMEX exempt the closings from the AMEX requirement for advance shareholder approval was inadvertent and was due to our preoccupation with the urgent nature of completing the financings immediately upon completion of the negotiations. However, in retrospect, the requirement that we have a ten day notice period before the financing could close and the funds would be available for our immediate use would not appear to have been in the best interests of the Company.

In addition to the financings described above, we also issued 4,579,407 shares to Phillip Caldwell, one of our principal stockholders, who had previously converted $482,500 of our outstanding convertible notes, plus interest, to common stock at the then stated rate of $1.00 per share, at our request and for the Company's benefit. These shares were issued to Mr. Caldwell in order that his conversion would then be on the same basis as the conversions then being offered by us and so that he would not be the only holder of the convertible notes not to have had the opportunity to convert at $0.10 a share. We also wanted to provide an inducement for him to participate as an initial cash investor in the private placement described above. Mr. Caldwell and Forest Nominees, an affiliate of Mr. Caldwell, invested $640,000 as the first investor in this critical financing. We also issued 1,000,000 shares of common stock to RAB Capital Limited, one of our substantial shareholders, in return for cancellation of 3,000,000 warrants exercisable for five years at $2.50. We also issued 4,567,140 shares of common stock in payment for $472,964 of past due bills for services from unaffiliated service providers.

As a result of the above-described financings and other issuances of shares, we had issued approximately 66,000,000 shares of Common Stock during the period of March through June 2003. As a result, we had depleted substantially all of our authorized but previously unissued Common Stock. We do not believe that any change of control has occurred as a result of the issuance of stock in these financings.

AMEX'S ASSERTION OF RULE VIOLATIONS AND OUR DELISTING FROM AMEX
On June 27, 2003, we received a telephone call from an AMEX official who advised us that these common share issuances may have violated AMEX Rules 711 and 713. We had potentially violated Rule 713, which requires that a company obtain the advance approval by its stockholders of any new issuance of common shares in excess of 20% of its previously outstanding common shares at a price below the then prevailing market price per share. Furthermore, because of the issuance of shares to Michael Crane, one of our directors, in connection with the conversion of the short term debt which he held, we may have violated Rule 711 which requires a company obtain advance shareholder approval of any new issuance of common shares in excess of 5% of its previously outstanding common shares to officers, directors and key employees at a price below the then prevailing market price per share. We immediately advised the AMEX that any such violations were completely inadvertent and informed them in detail regarding the perilous day-to-day financial conditions we had been operating under immediately prior to us undertaking these issuances out of financial necessity.

On June 30, 2003, without any advance notice to us, the AMEX suspended trading in our common shares. Upon becoming aware of such, we issued a press release publicly announcing the AMEX's assertions regarding possible rule violations and our request to the AMEX for an exception pursuant to its Rule 710 of the shareholder approval requirements of its Rules 711 and 713. The AMEX allowed trading in our common shares to resume on July 1, 2003.

On September 22, 2003, we were advised by AMEX officials in a telephone call that they had decided to proceed with delisting and that a formal letter to that effect was forthcoming. On September 23, 2003, our Board of Directors reviewed the AMEX's position and also reviewed the cost saving that would be effected by delisting from the AMEX, which included the $30,000 annual listing fee and, in addition, the listing fees for the May/June 2003 financing and the $3,350,000 financing, which would be a savings in the amount of approximately $62,500 for the two financings. Our Board voted to voluntarily withdraw our listing with the AMEX and to be traded on the Over-The-Counter Bulletin Board ("OTC-BB"). Our request for delisting was approved by the AMEX and the SEC on October 31, 2003, and we began trading on the OTC-BB on that date. Jefferies Group, Inc. Corporate Headquarters, 520 Madison Avenue, New York, NY 10022 and Hill, Thompson & Magid, 15 Exchange Place Suite 800, Jersey City, New Jersey 07302, are trading our shares on the OTC-BB. Although the delisting from the AMEX may affect the perception of our stock for some investors, and although the move to the OTC-BB could have some effect on the liquidity of our shares, our stockholders continue to be able to trade our shares on the OTC-BB without interruption. Brokers are required to take special care in selling securities traded on the OTC-BB and are required to have reviewed certain financial information about such companies before recommending OTC-BB securities. We will continue to file all such required and appropriate information with the SEC and make such information public, as we have in the past. We have discussed the delisting with several of our primary institutional investors and they do not have any limitations or criteria restricting their ability to trade and hold stock in companies that are quoted on the OTC-BB.

RECENT FINANCING
On September 15, 2003, our Board approved the sale and issuance of $3,350,000 of 8% convertible debentures, due September 2006, with investors receiving 50% warrant coverage, in a recent private placement. We received net proceeds of $3,067,000 from this financing after payment of an 8% fee to HPC Capital, our investment banker, and payment of $15,000 to the purchaser's counsel in connection with the transaction. The debentures were purchased by the following holders:

------------------------------------------------------------------------------------
                                                  Number of Shares if
                                    Amount of     Debentures are           Number of
Purchaser                           Debentures    Converted                Warrants
------------------------------------------------------------------------------------
Palisades Master Fund L.P. (1)(2)    $750,000     5,769,231                2,884,615
------------------------------------------------------------------------------------
Crescent International Ltd.(1)(3)    $800,000     6,153,846                3,076,923
------------------------------------------------------------------------------------
Alpha Capital AG(1)                  $500,000     3,846,154                1,923,077
------------------------------------------------------------------------------------
Ellis International Ltd.(1)          $200,000     1,538,462                  769,231
------------------------------------------------------------------------------------
Bristol Investment Fund, Ltd.        $450,000     3,461,538                1,730,769
------------------------------------------------------------------------------------
Congregation Mishkan Sholom          $100,000       769,231                  384,615
------------------------------------------------------------------------------------
Gryphon Master Fund, LP              $500,000     3,846,154                1,923,077
------------------------------------------------------------------------------------
Lucrative Investments                $ 50,000       384,615                  192,308
------------------------------------------------------------------------------------

----------
(1) Existing shareholder prior to purchase of Debentures.
(2) HPC Capital, our investment banker in the transaction, is manager of this fund.
(3) Crescent International, Ltd. owned 5.3% of our stock at the time of the purchase, but is otherwise not an affiliate of the Company.

The debentures are convertible into common stock at $0.13 a share. The convertible provision was priced based upon the average closing market price for our stock during the ten days prior to closing ($0.21) less an approximately 40% discount for restricted stock. Interest on the debentures is payable quarterly, but may, at the option of the Company, be paid in common stock ("PIK shares"), based on a price equal to the lesser of $0.13 per share or 90% of the average price of our shares over the prior 20 trading days. Our ability to pay the interest utilizing PIK shares and the provisions for conversion of the principal amount of the debentures into stock is subject to certain conditions. Among the conditions are a requirement that the Company then have 250,000,000 authorized shares, that the shares to be issued are registered for resale and that the shares can be issued accordance with applicable market requirements. The debentures provide that upon any default in the terms of the debentures or the related transaction documents, including the conditions set forth above, the principal and interest on the debentures may be due and payable in cash and the company must pay the greater of 130% of the principal and interest or an amount based upon the principal and accrued interest adjusted upwards in accordance with a formula dependent upon any increase in the then market price of our stock. In this connection, approximately $1,533,500 of the amount we received from the sale of the debentures and warrants is being held in escrow pending registration of the shares under the Securities Act of 1933, as amended, and such amount will be immediately repayable to the debenture purchasers if the additional shares are not authorized, and the shares registered for resale. Furthermore, the entire principal amount and accrued interest may be in default and repayable if the shares are not registered for resale within 120 days from the date the debentures were issued.

Our agreement with the purchasers of debentures does provide that if all the conditions to the issuance of stock are met, we will have the right to force the conversion of the principal amount of the debentures into common stock at such time as the average trading value of our shares exceeds the applicable conversion price by more than 250% per share during certain 15 consecutive trading day periods. Prior to meeting this trading value provision, the Company cannot prepay any portion of the debentures without the approval of the holder. The agreement also provides that additional shares may not be issued to any debenture holder, either as PIK shares or pursuant to the conversion of debentures or the exercise of warrants, to the extent the issuance would cause the holder to beneficially own in excess of 4.99% of the total shares outstanding.

Purchasers of the debentures also received warrants to purchase that number of shares of common stock equal to 50% of the number of shares the debenture holder could acquire if the debentures were to be converted immediately upon the purchase of the debentures. The warrants have a term of two years from the date of issue and are exercisable for purchase of shares of common stock for $0.2144 per share. The exercise of the warrants by the debenture holders is subject to the same general conditions set forth above for issuance of stock pursuant to a conversion of the debentures and the warrant shares are subject to registration rights.

The purchase agreement for the sale of debentures provides that we will not sell any additional common stock or debt convertible into common stock for a period ending 120 days after the shares issuable upon conversion and pursuant to the exercise of warrants have been registered for resale as described below. The purchase agreement also provides that as long as any debentures are outstanding, we agree not sell any shares or share equivalents on terms providing for an adjustment to the conversion rate or the price per share for which the stock was initially issued due to any subsequent sale of additional stock or stock equivalents at a lower price per share. The debenture purchasers also received a right of first refusal for all or a part of any proposed future financing. The purchase agreement also provides that we will not have any reverse stock split without the approval of a majority of the debenture holders.

The purchasers of the debentures received registration rights and shares may not be issued either upon conversion or in lieu of cash payment of interest unless the shares have been registered under the Securities Act of 1933, as amended for public resale pursuant to such registration rights. We have agreed that the initial registration will be made effective within 120 days after the debentures were issued. If we are unable to provide for effective registration of such shares within 120 days or such extended period as may be required by the SEC's registration process, the debentures could be deemed to be in default and the default provisions described above could apply. We must have additional authorized common stock in order to have sufficient shares to issue our common stock in any payment of interest, conversion of the debentures or exercise of warrants.

Because we have been delisted from the AMEX and are now being traded on the OTC-BB, and because the requirements for trading on both the OTC BB and the Pink Sheets do not require shareholder approval for issuing additional shares, even if the shares are deemed to be issued at less than market price, the issuance of our shares in connection with the debentures, will not require any approval of our stockholders other than the amendment to the Articles authorizing sufficient shares for issuance in connection with this transaction.

The sale of these $3,350,000 of debentures at the substantial discount from the then current market value was deemed necessary in order to provide us with the capital required in order to fund our substantially delinquent accounts payable, particularly with Roche Diagnostics GmbH, our principal vendor, a payment that was required for us to get additional product in order to stay in business. We also needed funds to finance our ongoing operational needs and to provide some funding for our planned inventory building and marketing initiatives designed to accelerate sales of our second-generation total cholesterol monitor so that we could be in a position to market effectively during the forthcoming holiday season which traditionally has been our best market period. The anticipated approximate use of proceeds is as follows:

     Payment of past due account payable to
       Roche Diagnostics GmbH, our principal vendor.................. $750,000
     Acquisition of additional inventory of product.................. $875,000
     Marketing for holiday season.................................... $600,000
     Marketing for period February through May 2004.................. $600,000
     Other past due accounts payable and operating capital........... $242,000

SUMMARY OF POSSIBLE ISSUANCE OF SHARES FOR EXISTING INSTRUMENTS
As of October 15, 2003, we had 99,741,024 shares of Common Stock outstanding. However, we already have ISO and other options outstanding for the purchase of up to 12,561,685 more shares, although, as a practical matter most of these options are for exercise prices above the current market price for our stock. Furthermore, we have outstanding long term convertible notes, plus accrued interest, in the approximate amount of $5,300,000, issued in connection with the Company's previously existing financings (not including the "Recent Financing" described above), which are still outstanding and which are convertible, pursuant to the anti-dilution provisions, into 53,000,000 shares of common stock at a price of $0.10 per share. Although RAB Capital Limited, the holder or manager of funds holding these convertible notes, has agreed that we are not in default even though we have not reserved shares for conversion of these notes and do not currently have sufficient shares for the conversion, we currently are unable to repay these convertible notes, which are due during the period from June 2006 to December 2006, in cash. We can not convert these notes into equity unless we have additional authorized but unissued shares. In summary, we currently have 258,976 shares of existing authorized but unissued common shares, but we have convertible notes (not including accrued interest) and options outstanding which could require the issuance of an aggregate of approximately 65,561,685 shares of common stock, even before the "Recent Financing" transaction described above. The conversion of the $3,350,000 of convertible debentures and 50% warrant coverage described in the "Recent Financing", would require the issuance of 38,653,845 shares, not including the shares that would be issued in payment for accrued interest. If all of the options and the principal amount of the convertible notes and debentures were exercised and converted into common stock, we would have approximately 46,043,446 shares of authorized but unissued shares remaining, assuming the amendment authorizing 250,000,000 shares of common stock is approved.

REQUIREMENT FOR ADDITIONAL AUTHORIZED SHARES
Although the financings described above provided funds necessary for the Company to continue as a going concern and provided minimal working capital for the period of March through September 2003, we continue to need substantial additional capital, either through substantial capital infusions or through periodic, smaller capital infusions, both to fund current operating needs, pending our ability to generate positive cash flow from operations, and to fund production of our product and additional marketing efforts which we believe are critical to our plan for achieving such positive cash flow from operations.

The approval of the Amendment by our stockholders cannot assure that we will be able to raise any additional funds through the issuance of stock or convertible notes, or otherwise, except for the "Recent Financing" described above. However, following approval of the Amendment, and the improvement to our financial statements and position that the recent financings provide, we believe we will be in a position to obtain the additional financing necessary to continue to implement our business plan. In addition to such increased authorized stock being available for additional financing, our Board would have the flexibility to use the additional authorized stock for any reasonable business and financial purposes, including providing equity incentives to consultants, employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products. The Company has not committed to issue any shares of stock which are the subject of this proposal except for the convertible debentures described in the "Recent Financing" section above.

EFFECT ON EXISTING STOCKHOLDERS
The additional common stock to be authorized will have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Amendment and issuance of the Common Stock will not affect the rights of the holders of currently outstanding Common Stock of the Company, except for the dilutive effects incidental to issuing additional shares of Common Stock and increasing the number of shares of Common Stock outstanding. The issuance of additional Common Stock will have a significant dilutive effect on the ownership interests of the Company's existing Stockholders such as dilution to any future net income per share and any future payment of dividends per share, if and when the Company becomes profitable, dilution to the voting rights of current holders of Common Stock and by potentially decreasing the market value of the Common Stock to the extent shares are sold for a price less than the current market value of the stock. Furthermore, the increase in the number of shares of Common Stock available for sale in the market, particularly if we agree to register such shares for public resale, could represent an overhang on the market and could depress the market price of our Common Stock.

Because listing maintenance requirements on both the Nasdaq Bulletin Board and the Nasdaq Pink Sheets require timely public filings of financial and other information, but do not require shareholder approval for issuing additional shares, even if the transactions involve the issuance of a substantial percentage of shares and such shares are deemed to be issued at less than market price, the issuance of our shares in connection with additional financings will generally be solely within the discretion of the Board of Directors except in situations where Nevada corporate law requires stockholder approval such as the issuance of stock in a merger. Shares may be issued, in the discretion of the Board of Directors, in connection with normal corporate financing and similar transactions without any prior notice to Stockholders.

The Company's Common Stock has no preemptive rights to purchase additional shares upon issuance of additional shares by the Company. Under Nevada law, the Company's Stockholders are not entitled to appraisal rights with respect to the proposed increase in the number of authorized shares.

ADDITIONAL AUTHORIZED SHARES ARE NOT SOUGHT FOR ANTI-TAKEOVER PURPOSES Increasing the number of authorized shares of the Company's Common Stock is not motivated by takeover concerns and is not intended by the Board to be an anti-takeover measure. The proposed amendment is not in response to any known effort on the part of any party to accumulate material amounts of stock to acquire control of us or to change our management. However, the availability of additional authorized but unissued shares of Common Stock could enable the Board to make it more difficult for a person or group of persons to obtain control of the Company by a proxy or tender offer, by issuing shares in a defensive manner. Our existing Articles of Incorporation do provide for a staggered Board of Directors, which also may have material anti-takeover effects, however, the proposed amendment is not part of any plan by management or the Board of Directors to impede a takeover effort and there are no plans by management to recommend further measures to the Board of Directors or Stockholders to discourage tender offers or takeover attempts.

BOARD RECOMMENDATION
Our Board believes it is advisable and in the Company's best interests to amend our Articles of Incorporation to authorize 150,000,000 additional shares of Common Stock which will be available to meet our current obligations for convertible notes and debentures, for obtaining additional financing and for other corporate purposes. As noted, we continue to have a negative working capital position, which we primarily attribute to our continued inability to finance sufficient additional inventory to meet increased demand for our product and to fund more extensive marketing activities to further increase the demand for our product. These were the primary factors, which our Board considered in determining the need for additional shares of stock to enable us to acquire this necessary financing. Although the issuance of additional shares will be dilutive to existing Stockholders, our ability to finance our short and long-term business plans is believed to be critical to our continued operations and, hopefully, our future success. Accordingly, the Board recommends that you vote FOR the proposed amendment to our Articles of Incorporation.

VOTE REQUIRED
Approval of the amendment to the Company's Articles of Incorporation to increase the number of the Company's authorized shares of common stock requires the affirmative vote of a majority of our issued and outstanding shares of common stock. Abstentions and broker non-votes will have the same effect as negative votes.

                         PRICE RANGE OF THE COMMON STOCK

The table below sets forth , for the periods indicated, the high and low closing prices of the Company's Common Stock as reported by the AMEX.

                                                        CLOSING PRICES
                                                        --------------
                                                HIGH                      LOW
                                                ----                      ---
FISCAL YEAR 2003
----------------
         Quarter Ended December 31, 2002        $0.35                     $0.10
         Quarter Ended March 31, 2003           $0.25                     $0.11
         Quarter Ended June 30, 2003            $0.31                     $0.10
         Quarter Ended September 30, 2003       $0.25                     $0.12

On October 15, 2003 the closing price of Common Stock on the AMEX was $0.16 per share.

                                  OTHER MATTERS

Only the Proposal set forth in the Notice for this Special Meeting of Stockholders may be presented for vote at this meeting. In accordance with the Company's Bylaws, stockholder proposals for the 2003 Annual Meeting of Stockholders of the Company had to be received by the Company at its principal executive offices not later than July 10, 2003, for inclusion in the Proxy relating to the 2003 Annual Meeting of Stockholders, to be held later this year. Stockholder proposals for the 2004 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices at 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854, Attn: Chief Financial Officer, not later than July 15, 2004, for inclusion in the Proxy Statement and Proxy relating to the 2004 Annual Meeting of Stockholders

                                REQUEST FOR VOTE

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. YOU ARE URGED TO PROMPTLY EXECUTE AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Special Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                       By Order of the Board of Directors,


                                       /s/ Christopher Maus
                                       -------------------------------------
                                       Christopher Maus
                                       Chairman of the Board of Directors,
                                       President and Chief Executive Officer
November 7, 2003
Post Falls, Idaho

  THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
                         LIFESTREAM TECHNOLOGIES, INC.
           PROXY - SPECIAL MEETING OF STOCKHOLDERS - DECEMBER 1, 2003

   The undersigned stockholder of Lifestream Technologies, Inc. hereby appoints Messrs. Christopher Maus and Robert Boyle of Lifestream Technologies, Inc., and either of them, with full power of substitution to each, to act as attorneys-in-fact and proxies to represent the undersigned at the Special Meeting of Stockholders, to be held at the RED LION TEMPLIN'S RESORT LOCATED AT 414 EAST FIRST AVENUE, POST FALLS, IDAHO, ON DECEMBER 1, 2003, AT 8:30 A.M., local time, and at any and all adjournments thereof, and to vote all of the shares of Common Stock of Lifestream Technologies, Inc. which the undersigned is entitled to vote as fully as if the undersigned were present in person, in the manner indicated below. Receipt of the Notice of Meeting and the accompanying Proxy Statement is hereby acknowledged.
   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY CARD. IF NO SPECIFICATION IS MADE, A VOTE FOR THE PROPOSAL WILL BE ENTERED.
   Should the undersigned be present and elect to vote in person at the Special Meeting or at any adjournment thereof, upon notification to the Secretary of Lifestream Technologies, Inc. at the Meeting of the Stockholder's decision to terminate the proxy, this power of attorney and proxy shall be deemed terminated and of no further force and effect.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, WHICH RECOMMENDS
          A VOTE FOR THE PROPOSALS. PLEASE REFER TO THE PROXY STATEMENT
                   FOR A DISCUSSION OF EACH OF THESE MATTERS.

1. Proposal to amend the Lifestream Technologies, Inc., Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 250,000,000 shares.
                  [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

The undersigned hereby revokes any and all prior proxies and acknowledges receipt from the Company prior to the execution of this proxy of Notice of Meeting, the Proxy Statement dated November 7, 2003.
   Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee, or guardian, please give your full name. If shares are held jointly, each holder should sign. Please fill in the date the proxy is signed.

Signature____________ Signature if held jointly____________ Dated ______________
   PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                    SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE.